Exhibit 4.20

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), dated as of December 18, 2013, is among Vimicro International Corporation, a company incorporated in the Cayman Islands (the “Company”), and each of the selling shareholders listed on Schedule 1 hereto (each, a “Seller” and collectively, the “Sellers”).

WHEREAS, on the terms and conditions set forth in this Agreement, each of the Sellers desires to sell, and the Company desires to purchase, (i) the aggregate number of ordinary shares, par value US$0.0001 per share, of the Company set forth opposite the name of such Seller on Schedule 1.01(c) hereto (the “Ordinary Shares”) and (ii) the American Depositary Shares (each of which represents four Ordinary Shares) set forth opposite the name of such Seller on Schedule 1.01(c) (the “ADSs” and, together with the Ordinary Shares, the “Securities”).

NOW THEREFORE, the parties hereby agree as follows:

SECTION I

PURCHASE AND SALE OF SECURITIES

1.01                        Sale of Securities.

(a)  On the First Closing Date (as defined below), each Seller, severally and not jointly, agrees to sell, assign, transfer and deliver to the Company the aggregate number of Ordinary Shares set forth opposite the name of such Seller on Schedule 1.01(a) hereto (the “First Tranche Ordinary Shares”) and the aggregate number of ADSs set forth opposite the name of such Seller on Schedule 1.01(a) hereto (the “First Tranche ADSs”), and the Company agrees to purchase such First Tranche Ordinary Shares and such First Tranche ADSs from such Seller on the First Closing Date, pursuant to this Agreement.

(b)              On the Second Closing Date (as defined below), each Seller, severally and not jointly, agrees to sell, assign, transfer and deliver to the Company the aggregate number of Ordinary Shares set forth opposite the name of such Seller on Schedule 1.01(b) hereto (the “Second Tranche Ordinary Shares”) and the aggregate number of ADSs set forth opposite the name of such Seller on Schedule 1.01(b) hereto (the “Second Tranche ADSs”), and the Company agrees to purchase such Second Tranche Ordinary Shares and such Second Tranche ADSs from such Seller on the Second Closing Date, pursuant to this Agreement.

1.02                        Purchase Price.

(a)              In full consideration of the sale of the Ordinary Shares by the Sellers, the Company shall pay to each Seller (i) on the First Closing Date, the aggregate amount set forth opposite the name of such Seller on Schedule 1.01(a) hereto and (ii) on the Second Closing Date, the aggregate amount set forth opposite the name of such Seller on Schedule 1.01(b) hereto, in each case on the basis of US$0.4925 per Ordinary Share, subject to adjustment (if any) described in Section 1.02(c).  The aggregate amount payable to all of the Sellers for all of the Ordinary Shares is hereinafter referred to as the “Ordinary Share Purchase Price.”

(b)              In full consideration of the sale of the ADSs by the Sellers, the Company shall pay to each Seller (i) on the First Closing Date the aggregate amount set forth opposite the name of such Seller on Schedule 1.01(a) hereto, and (ii) on the Second Closing Date the aggregate amount set forth opposite the name of such Seller on Schedule 1.01(b) hereto, in each case on the basis of US$1.97 per ADS, subject to adjustment (if any) described in Section 1.02(c).  The aggregate amount payable to all of the Sellers for all of the ADSs is hereinafter referred to as the “ADS Purchase Price” and, together with the Ordinary Share Purchase Price, the “Purchase Price.”

(c)               The Company may elect to delay the Second Closing Date to January 31, 2014, in which case (i) the Ordinary Share Purchase Price for the Second Tranche Ordinary Shares shall equal the greater of (x) US$0.4925 per Ordinary Share and (y) the average of the daily closing prices of the ADS (such average divided by four) traded on the NASDAQ Global Market over the 90 calendar days preceding January 15, 2014 and (ii) the ADS Purchase Price for the Second Tranche ADSs shall equal the greater of (x) US$1.97 per ADS and (y) the average of the daily closing prices of the ADS traded on the NASDAQ Global Market over the 90 calendar days preceding January 15, 2014.  Such election must be communicated by notice (the “Delay Notice”) the Company to the Sellers not later than January 10, 2014.

(d)              The portion of the Purchase Price payable to each Seller on the First Closing Date and the Second Closing Date shall be paid by the wire transfer of immediately available funds to each Seller’s account as set forth on Schedule 1.02.  For the avoidance of doubt, no fees shall be payable (by netting or otherwise) by the Sellers (to the depositary bank in respect of the ADS program or otherwise) in connection with the sale of the ADSs to the Company.

1.03                        Closing.

(a)              The closing of the purchase and sale of the First Tranche Ordinary Shares and the First Tranche ADSs (the “First Closing”) will take place at 10:00 a.m. (Hong Kong time) on December 18, 2013 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison of 12th Floor, The Hong Kong Club Building, No.3A Charter Road, Central, Hong Kong S.A.R., or at such other time, date and place as the parties hereto may agree (the “First Closing Date”).  At the First Closing, each Seller will deliver to the Company share certificates representing the First Tranche Ordinary Shares and deliver electronically via DTC to the Company the First Tranche ADSs being sold by such Seller, against payment to such Seller of its portion of the Purchase Price as set forth on Schedule 1.01(a) hereto and in accordance with Section 1.02 of this Agreement.

(b)              The closing of the purchase and sale of the Second Tranche Ordinary Shares and the Second Tranche ADSs (the “Second Closing”) will take place at 10:00 a.m. (Hong Kong time) on January 15, 2014 or, provided the Delay Notice is timely provided by the Company to the Sellers, January 31, 2014, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison of 12th Floor, The Hong Kong Club Building, No.3A Charter Road, Central, Hong Kong S.A.R., or at such other time, date and place as the parties hereto may agree (the “Second Closing Date”).  At the Second Closing, each Seller will deliver to the Company share certificates representing the Second Tranche Ordinary Shares and deliver electronically via DTC to the Company the Second Tranche ADSs being sold by such Seller, against payment to such Seller of its portion of the Purchase Price as set forth on Schedule 1.01(b) hereto and in accordance with Section 1.02 of this Agreement.

SECTION II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

2.01                        In order to induce the Company to purchase the Securities, each Seller represents and warrants, severally and not jointly, to the Company as follows on the date hereof, the First Closing Date and the Second Closing Date:

(a)              Existence.  Such Seller is duly organized and validly existing under the laws of the jurisdiction of its formation, and has full power and authority to sell the Securities being sold by such Seller and to enter into and perform its obligations under this Agreement.

(b)              Authorization. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary partnership or limited liability company (as applicable) action on the part of such Seller.  No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of the date hereof, is or will be necessary for the valid execution and delivery by such Seller of this Agreement, or the consummation by such Seller of the transactions contemplated by this Agreement.

(c)               No Conflict with Other Instruments.  Neither the execution and delivery by such Seller of this Agreement, the consummation by such Seller of the transactions contemplated by this Agreement, nor the compliance by such Seller with the terms and conditions of this Agreement, will (i) violate any provision of such Seller’s organizational documents, as amended to date; (ii) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which such Seller is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which such Seller is a party or by which such Seller is bound.

(d)              Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by such Seller; and this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

(e)               Title to Securities.  Such Seller owns, and has valid title to, the Securities being sold by such Seller to the Company free and clear of all all rights, liens, charges, encumbrances, guarantees, pledges, options, or other restrictions of any kind (“Liens”), other than restrictions imposed under applicable securities laws and restrictions created by the Company.  Upon the Company’s payment to such Seller of its portion of the Purchase Price for its Securities, the Company will acquire valid title to such Securities free and clear of all Liens, other than restrictions imposed under applicable securities laws and restrictions created by the Company.

(f)                Litigation.  There is no (i) action, suit, claim, proceeding or investigation pending or, to such Seller’s knowledge, threatened against or affecting, such Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to such Seller, or (iii) governmental inquiry pending, or to such Seller’s knowledge threatened, against or affecting such Seller, any of which, if adversely determined, would invalidate or prevent the performance by such Seller of the transactions contemplated by this Agreement.

2.02                         No Other Representations or Warranties.  Except for the representations and warranties contained in Section 2.01, such Seller makes no express or implied representation or warranty to the Company.

SECTION III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

3.01                        In order to induce the Sellers to sell the Securities, the Company represents and warrants to the Sellers as follows on the date hereof, the First Closing Date and the Second Closing Date:

(a)               Existence and Good Standing.  The Company is a corporation duly organized and validly existing under the laws of the Cayman Islands, and has full power and authority to acquire the Securities and to enter into and perform its obligations under this Agreement.

(b)               Authorization.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company.  No consent, approval, license from, or exemption of, and no registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, or any other party, which has not been obtained as of the date hereof, is or will be necessary for the valid execution and delivery by the Company of this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement.

(c)                No Conflict with Other Instruments.  Neither the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated by this Agreement, nor the compliance by the Company with the terms and conditions by this Agreement, will (i) violate any provision of the Company’s articles of association or by-laws, in each case as amended to date; (ii) violate or conflict with or result in a breach of any law, regulation, order, writ, injunction or decree of any court, arbitrator or governmental instrumentality to which the Company is bound; or (iii) violate or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or entitle any party to terminate any or all of the provisions of, or cause the acceleration of or entitle any party to accelerate the performance required by, or cause the acceleration of or entitle any party to accelerate the maturity of any debt or obligation pursuant to, any contract, agreement, arrangement, commitment or restriction of any kind to which the Company is a party or by which the Company is bound.

(d)               Validity and Binding Effect.  This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforceability of creditors’ rights generally, or by general principles of equity.

(e)                Litigation.  There is no (i) action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting, the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company, or (iii) governmental inquiry pending, or to the Company’s knowledge threatened, against or affecting the Company, any of which, if adversely determined, would invalidate or prevent the performance by the Company of the transactions contemplated by this Agreement.

(f)                 Registration Rights.  The Board of Directors has not made any determination, and the Company is not aware of any action or development that could reasonably be expected to constitute a Valid Business Reason (as defined), under the Registration Rights Agreement, dated as of October 12, 2004, to which the Sellers and the Company are parties.

3.02                       No Other Representations or Warranties.  Except for the representations and warranties contained in Section 3.01, the Company makes no express or implied representation or warranty to the Sellers.

3.03                       No Adjustments.  The Company shall not, between the date hereof and the Second Closing Date, (a) take any action to adjust the number of Ordinary Shares outstanding, by way of stock split, reverse stock split, stock combination, or other forms of recapitalization or reclassification, declare any stock dividend, or undertake any spin-off or other similar transaction, or (b) amend the number of Ordinary Shares represented by ADSs.

SECTION IV
MISCELLANEOUS

4.01                        Survival.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby for a period of 12 months after the Second Closing.  All covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby until fully performed or fulfilled.

4.02                                                     Agreement; Amendments.  This Agreement, together with the schedule hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements between them, whether written or oral, with respect to its subject matter.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Sellers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Sellers, and (ii) only in the specific instance and for the specific purpose for which made or given.  Neither the Company nor the Sellers shall assign any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

4.03                                                     Fees and Expenses.  Each of the parties hereto shall pay its own fees and expenses incurred in connection with this Agreement or otherwise.

4.04                                                     Public Announcements.  Except as required by law or regulation, no party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.  Notwithstanding the foregoing, the Sellers may disclose this Agreement to its direct or indirect investors in connection with its periodic fund reporting obligations.

4.05                                                     Governing Law.  This Agreement and the rights and obligations of the parties under it shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the rules and principles of conflicts of laws thereof.

4.06                                                     Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by email or facsimile is to be treated as an original document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VIMICRO INTERNATIONAL CORPORATION

By:	/s/ Zhonghan (John) Deng
Name: Zhonghan (John) Deng
Title: Chairman and Chief Executive Officer

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.
By: General Atlantic GenPar (Bermuda), L.P.,
its General Partner
By: GAP (Bermuda) Limited, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP-W INTERNATIONAL, LP
By: General Atlantic GenPar (Bermuda), L.P.,
its General Partner
By: GAP (Bermuda) Limited, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAP COINVESTMENTS III, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS IV, LLC
By: General Atlantic LLC, its Managing Member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPSTAR, LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Vice President

GAPCO GMBH & CO. KG
By: GAPCO Management GmbH,
its General Partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director